Exhibit 99.1

                  Commonwealth Bankshares, Inc., Norfolk, VA,
                    Raises $15 Million in Private Placement

    NORFOLK, Va., Oct. 14 /PRNewswire-FirstCall/ -- Commonwealth Bankshares, Inc. (Nasdaq: CWBS) announced today that it has successfully raised $15 million in additional capital, well above the stated maximum offering amount of $8 million.

    On October 14, 2004, Commonwealth Bankshares, Inc. (the "Company") completed the private placement of 943,396 shares of newly issued Company common stock at a price of $15.90. Anderson & Strudwick, Inc. served as the Company's exclusive placement agent for the private placement.

    "We deeply appreciate the strong support and confidence our new and existing shareholders have expressed in Commonwealth Bankshares through their participation in this offering," said Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer of Commonwealth Bankshares, Inc. "The loyalty and continued support of our shareholders and customers has provided the foundation for our growth and success. We look forward to continuing to execute on a strategy we believe will enhance the long-term growth of the company and value for our stockholders."

    The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold without registration with the Securities and Exchange Commission or an applicable exemption from such registration. The shares were offered and sold only to accredited investors as defined in the Securities Act of 1933. This news release is not an offer to sell or the solicitation of an offer to buy the shares of common stock of Commonwealth Bankshares.


    About Commonwealth Bankshares

    Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has nine bank branches strategically located throughout the Hampton Roads region and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through BOC Title of Hampton Roads, Inc. and mortgage funding services through one of its newest subsidiaries, Community Home Mortgage of Virginia, Inc. Additional information about the company, its products and services, can be found on the Web at http://www.bankofthecommonwealth.com.


    This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.



SOURCE  Commonwealth Bankshares, Inc.
    -0-                             10/14/2004
    /CONTACT: E.J. Woodard, Jr., CLBB, Chairman of The Board, President, and Chief Executive Officer of Commonwealth Bankshares, Inc., +1-757-446-6904, or ewoodard@bocmail.net/
    /Web site:  http://www.bankofthecommonwealth.com /
    (CWBS)

CO:  Commonwealth Bankshares, Inc.; Anderson & Strudwick, Inc.
ST:  Virginia
IN:  FIN
SU:  OFR